As filed via EDGAR with the Securities and Exchange Commission on March 25, 1999
                            Registration No. 2-70207
================================================================================

                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C.  20549
                                      -------------------

                                           FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                      [X]

                       Pre-Effective Amendment No. ___                       [ ]

                      Post-Effective Amendment No. 22                        [X]

                                     and/or

     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [ X ]

                             Amendment No. 25 [ X ]


                                   GINTEL FUND
                                   -----------
               (Exact name of Registrant as specified in Charter)

              6 Greenwich Office Park, Greenwich, Connecticut 06831
              -----------------------------------------------------
                    (Address of principal executive offices)

        Registrant's Telephone Number, including Area Code (203) 622-6400

                                Robert M. Gintel
                             Chief Executive Officer
                                   Gintel Fund
                             6 Greenwich Office Park
                          Greenwich, Connecticut 06831
                     (Name and address of agent for service)

                                   Copies to:
                          Susan J. Penry-Williams, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                              --------------------

It is proposed that this filing will become effective:

[ ]   Immediately upon filing pursuant to paragraph (b)
[X]   60 days after filing pursuant to paragraph (a)(1)
[ ]   75 days after filing pursuant to paragraph (a)(2)
[ ]   on (         ) pursuant to paragraph (b)
[ ]   on (         ) pursuant to paragraph (a)(1)
[ ]   on (         ) pursuant to paragraph (a)(2) rule 485.

If appropriate, check the following box:

[ ] this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

                              CROSS-REFERENCE SHEET

        (Pursuant to Rule 404 showing location in the Prospectus of the responses to the Items in Part A and location in the Statement of Additional Information of the responses to the Items in Part B of Form N-1A)

Form N-1A
Item Number
-----------

Part A            Prospectus Caption
------            ------------------

1.  (a)           Cover Page
    (b)           Back Cover Page
2.  (a)           Risk/Return Summary: Investments, Risks and
                    Performance: Investment Objective
    (b)           Risk/Return Summary: Investments, Risks and
                    Performance: Principal Investment Strategies
    (c)           Risk/Return Summary: Investments, Risks and
                    Performance: Principal Risks of Investing
3.                Fee Table
4.  (a)           Investment Objective, Principal Investment Strategies and
                    Related Risks - Investment Objective
    (b)           Investment Objective, Principal Investment Strategies and
                    Related Risks - Principal Strategies; Other Investment Strategies; Temporary Defensive Positions
    (c)           Investment Objective, Principal Investment Strategies and
                    Related Risks -  Risks of Investing
5.                Not Applicable
6.  (a)           Management of the Fund - Investment Adviser; Portfolio
                     Managers
    (b)           Not Applicable
7.  (a)           Shareholder Information - Pricing of Fund Shares
    (b)           Shareholder Information - Purchase of Fund Shares
    (c)           Shareholder Information - Redemption of Fund Shares
    (d)           Shareholder Information - Dividends and Distributions
    (e)           Shareholder Information - Tax Matters
8.  (a-c)         Not Applicable
9.                Financial Highlights

Part B            Statement of Additional Information Caption
------            -------------------------------------------

10.  (a)          Cover Page
     (b)          Table of Contents
11.  (a)          Organization and Description of Shares of the Fund
     (b)          Not Applicable
12.  (a)          General Information
     (b)          Investment Objective and Policy
     (c)          Investment Objective and Policy; Investment Restrictions
     (d)          See Part A - Investment Objectives, Principal Investment
                    Strategies and Related Risks - Temporary Defensive Positions
     (e)          Not Applicable
13.  (a-d)        Management
     (e)          Not Applicable
14.  (a-b)        Management
     (c)          Management
15.  (a)          Investment Advisor and Investment Advisory Agreement
     (b)          Not Applicable
     (c)          Investment Advisor and Investment Advisory Agreement;
                    Administrative Services Agreement
     (d)          Administrative Services Agreement
     (e-g)        Not Applicable
     (h)          Custodian, Transfer Agent and Dividend Paying Agent; Counsel
                    and Auditors
16.  (a-e)        Portfolio Transactions and Brokerage
17.  (a)          Organization and Description of Shares of the Fund
     (b)          Not Applicable
18.  (a)          See Part A - Shareholder Information - Purchase of Fund Shares
     (b)          Not Applicable
     (c)          Computation of Net Asset Value
     (d)          Not Applicable
19.  (a)          Tax Matters
     (b)          Tax Matters
20.  (a-c)        Portfolio Transactions and Brokerage
21.  (a)          Not Applicable
     (b)          Performance Information
22.  (a-c)        Not Applicable

Part C
------

                  Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

                                   GINTEL FUND








                                   PROSPECTUS


                                  _______, 1999





















The Securities and Exchange Commission has not approved or disapproved the shares of the Fund as an investment. The Securities and Exchange Commission also has not determined whether this prospectus is accurate or complete. Any person who tells you that the Securities and Exchange Commission has made such an approval or determination is committing a crime.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Risk/Return Summary: Investments, Risks and Performance......................................1
        Investment Objective.................................................................1
        Principal Investment Strategies......................................................1
        Principal Risks of Investing.........................................................1
        Bar Chart............................................................................1
        Performance Table....................................................................1
Fee Table....................................................................................2
Investment Objectives, Principal Investment Strategies and Related Risks.....................3
        Investment Objective.................................................................3
        Principal Strategies.................................................................3
        Other Investment Strategies..........................................................3
        Temporary Defensive Positions........................................................3
        Risks of Investing...................................................................3
Management of the Fund.......................................................................5
        Investment Adviser...................................................................5
        Portfolio Managers...................................................................5
        Administrative Services Agreement....................................................6
Shareholder Information......................................................................7
        Pricing of Fund Shares...............................................................7
        Purchase of Fund Shares..............................................................7
        Redemption of Fund Shares............................................................8
        Dividends and Distributions.........................................................10
        Tax Matters.........................................................................10
Financial Highlights........................................................................12


             RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

Investment Objective

The Fund's investment objective is capital appreciation.

Principal Investment Strategies

The Fund will invest primarily in equity securities (common stocks or securities convertible into common stock) of U.S. companies.

Principal Risks of Investing

The Fund is subject to the risks common to all mutual funds that invest in equity securities. The value of the Fund's portfolio will change with the movement of the market as well as activities of the individual companies in the Fund's portfolio. Therefore, you may lose money by investing in this Fund if any of these occur:

o    the United States Stock Market goes down; or
o a stock or stocks in the Fund's portfolio do not perform as well as expected.

In addition, the Fund is "non-diversified" which means that the Fund could have a portfolio with as few as twelve issuers or four industry groups. To the extent that the Fund invests in a small number of issuers, an investment in the Fund may involve a greater risk of losing money than an investment in a diversified fund.

For a more detailed risk discussion involving investments in this Fund, please read "Risks of Investing" on page 3.

Bar Chart

The bar chart below shows the risks of investing in the Fund by showing changes in the Fund's performance from year to year beginning January 1, 1989 through December 31, 1998. Past performance is not an indication of future performance.

The Fund's annual total return for 1998 was -10.95%. The Fund's annual total return for 1997 was 29.22%. The Fund's annual total return for 1996 was 31.04%. The Fund's annual total return for 1995 was 30.97%. The Fund's annual total return for 1994 was -16.46%. The Fund's annual total return for 1993 was 2.04%. The Fund's annual total return for 1992 was 24.70%. The Fund's annual total return for 1991 was 15.75%. The Fund's annual total return for 1990 was -6.66%. The Fund's annual total return for 1989 was 23.81%.

The Fund's highest quarterly return was 30.4% (for the quarter ended 12/31/98). The lowest quarterly return was -33.4% (for the quarter ended 9/30/98).

Performance Table

The following table shows the Fund's average annual returns for 1, 5 and 10 years compared with those of the Russell 2000. Past performance is not an indication of future performance.


============================================================================

Average Annual Total                   One           Five          Ten
Returns for period Ending              Year          Years        Years
December 31, 1998
----------------------------------------------------------------------------
Gintel Fund*                       -11.0%         10.5%        10.9%
----------------------------------------------------------------------------
Russell 2000**                     -2.6%          11.9%        12.9%
============================================================================


        * Results are net of expenses, with dividends and capital gains reinvested.
        ** The Russell 2000 excludes the 1,000 largest companies included in the Russell 3000. The average capitalization of companies included in the Russell 2000 is $467.3 million. The Russell 3000 is a weighted index of the 3,000 largest U.S. companies based on total market capitalization.

                                    FEE TABLE

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES
(Fees paid directly from your investment)

        Maximum Sales Charge Imposed on Purchases                               None
        Maximum Deferred Sales Charge                                           None
        Maximum Sales Charge Imposed on Reinvested Dividends                    None
        Redemption Fee on Shares Held 45 days or less
          (as a percentage of amount redeemed)                                  3.0%
        Exchange Fee                                                            None
        Maximum Account Fee                                                     None


ANNUAL FUND OPERATING EXPENSES
(Expenses that are deducted from the Fund's assets, as a percentage of net assets)

        Management Fees                                                         1.00%
        12b-1 Fees                                                              0.00%
        Other Expenses*                                                         0.72%
        Total Annual Expenses                                                   1.72%

----------------
*Excludes imputed brokerage commissions which are paid by Gintel & Co. under the Fund's Administrative Services Agreement.

Example of Expenses

This example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. This example also assumes that (i) you redeem all your shares at the end of each period; (ii) your investment has a 5% return each year; and (iii) the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your cost would be:

    1 YEAR           3 YEARS         5 YEARS          10 YEARS

     $170             $540             $930            $2,030


This example does not reflect reinvested dividends. The purpose of the above table is to assist you in understanding the various costs and expenses that an investor in the Fund would bear directly or indirectly.

          INVESTMENT OBJECTIVE, PRINCIPAL STRATEGIES AND RELATED RISKS

Investment Objective

The Fund's investment objective is capital appreciation.

Principal Strategies

The Fund seeks capital appreciation by concentrating in a manageable number of securities rather than broadly diversifying its portfolio. The Fund invests in major corporations whose shares are listed on the New York Stock Exchange or the American Stock Exchange but it also invests in non-speculative securities traded in the over-the-counter market provided that such investments do not exceed 35% of the Fund's total assets at time of purchase. The Fund may also invest up to 20% of its total assets in foreign securities.

Other Investment Strategies

Debt Securities. The Fund may invest in all types of debt securities, in any proportion, including debt obligations of the U.S. Treasury, its agencies and instrumentalities, bonds, notes, mortgage securities, government and government agency obligations, zero coupon securities, convertible securities and repurchase agreements.

Temporary Defensive Positions

When market conditions warrant a temporary defensive position, the Fund may hold up to 100% of its assets in (i) debt instruments, including tax-exempt bonds; or
(ii) cash or cash equivalents. Taking such a temporary defensive position may result in performance that is inconsistent with the Fund's investment objective.

Risks of Investing

As with all mutual funds, investing in the Fund involves certain risks. We cannot guarantee that the Fund will meet its investment objective or that the Fund will perform as it has in the past. You may lose money if you invest in the Fund.

The Fund may use various investment techniques, some of which involve greater amounts of risk. These investment techniques are discussed in detail in the Statement of Additional Information. To reduce risk, the Fund is subject to certain limitations and restrictions. The Fund, however, intends to comply with the diversification requirements of federal tax law as necessary to qualify as a regulated investment company.

Risks of Investing in Mutual Funds

The following  risks are common to all mutual funds and  therefore  apply to the
Fund:

     o Market Risk. The market value of a security may go up or down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than it was at the time of purchase. Market risk applies to individual securities, a particular sector or the entire economy.

     o Manager Risk. Fund management affects Fund performance. A Fund may lose money if the Fund manager's investment strategy does not achieve the Fund's objective or the manager does not implement the strategy properly.

     o Year 2000 Risk. The Fund or its service providers could be disrupted by problems in their computer systems related to the Year 2000. The Fund's investment adviser has taken steps that it reasonably believes are designed to adequately address the Year 2000 issue as it relates to the operation of the Fund. In addition, the Fund's major service providers have assured the investment adviser that they have taken comparable steps. Neither the Fund nor its major service providers can assure that these steps will be sufficient to avoid any adverse affects from the Year 2000 issue.

Risk of Investing in Equity Securities

The following risk is common to all mutual funds that invest in equity securities and therefore applies to the Fund:

     o Equity Risk. The value of the stock will fluctuate with events affecting the company's profitability or volatility. Unlike debt securities, which have a preference to a company's earnings and cash flow, equity securities receive value only after the company meets its other obligations.

Risks of Investing in Debt Securities

The following risks are common to all mutual funds that invest in debt securities and therefore apply to the Fund to the extent that it invests in debt securities:


     o Interest Rate Risk. The value of a debt security changes in the opposite direction from a change in interest rates. Accordingly, the value of a debt security typically declines when interest rates rise. In general, debt securities with longer maturities are more sensitive to changes in interest rates.

     o Credit Risk. The issuer of a debt security may be unable to make timely payments of principal or interest, or may default on the debt.

Risks of Investing in Foreign Securities

The following risks are common to mutual funds that invest in foreign securities and therefore apply to the Fund to the extent that it invests in foreign securities:

     o Currency Risk. The net asset value of the Fund may be adversely affected by a change in the exchange rate between the U.S. Dollar and the currencies in which the Fund's stocks are denominated.

     o Stock Exchange and Market Risk. Foreign stock exchanges generally have less volume than U.S. stock exchanges. Therefore, it may be more difficult to buy or sell shares of foreign securities, which increases the volatility of share prices on such markets.

     o Legal System and Regulation Risk. Foreign countries have different legal systems and different regulations concerning financial disclosure, accounting and auditing standards. Corporate financial information that would be disclosed under U.S. law may not be available. Foreign accounting and auditing standards may render a foreign corporate balance sheet more difficult to understand and interpret than one subject to U.S. law and standards. Additionally, government oversight of foreign stock exchanges and brokerage industries may be less stringent than in the U.S.

     o Expropriation Risk. Certain foreign governments may expropriate the Fund's investments either directly by restricting the Fund's ability to sell a security or by imposing exchange controls that restrict the sale of a currency or indirectly by taxing the Fund's investments at such high levels as to constitute confiscation of the security.

                             MANAGEMENT OF THE FUND

Investment Adviser

Gintel Asset Management, Inc., 6 Greenwich Office Park, Greenwich, Connecticut 06831, is the investment adviser of the Fund (the "Investment Adviser"). Since 1971, the Investment Adviser has been managing discretionary investment accounts for individual investors, corporate pension funds and profit sharing plans, charitable foundations, universities and others. The Investment Adviser identifies and analyzes possible investments for the Fund and determines the amount, timing, and form of such investments. The Investment Adviser regularly monitors and reviews the Fund's portfolio and recommends the ultimate disposition of such investments. The Investment Adviser is also responsible for the purchase and sale of securities in the Fund's portfolio, subject to the policies set forth by the Board of Trustees.

The Investment Adviser receives a fee, calculated daily and paid monthly in arrears, for the performance of its service at an annual rate of 1.0% of the average daily net assets of the Fund. The fee is accrued daily for the purpose of determining the offering and redemption price of the Fund's shares. For the year ending December 31, 1998, the Fund paid a monthly advisory fee calculated at an annual rate of 1.0% of the Fund's average net assets.

Portfolio Managers

Robert M. Gintel has spent his entire business career in the investment industry with more than 40 years of experience as a professional investor. Mr. Gintel is Chairman and Chief Executive Officer of Gintel Asset Management, Inc. He is also a Senior Partner and founder of Gintel & Co., a member of the New York Stock Exchange and associate member of the American Stock

Exchange, and Chairman of the Board and Chief Executive Officer of Gintel Fund. He holds a B.A. degree from Columbia College and an M.B.A. from the Harvard Business School. Mr. Gintel has served on the Board of Directors of several New York Stock Exchange listed corporations and is currently Vice Chairman of the Board of XTRA Corporation. Mr. Gintel has lectured and written articles on investments and has appeared on Wall Street Week as well as other television and radio programs.

Edward F. Carroll joined Gintel Asset Management, Inc. in 1983 and is a General Partner of Gintel & Co. Previously, Mr. Carroll had his own consulting firm specializing in global energy issues and was on the staff of the Ford
Foundation, where he was directly responsible for all energy-related investments. Mr. Carroll's 39-year career includes experience as an analyst with the Wall Street firms, Halle & Steiglitz, Henry Hentz & Company, and E. F. Hutton. He holds a B.G.S. degree from the University of Connecticut.

Administrative Services Agreement

The Administrative Services Agreement between the Fund and Gintel & Co. (the "Distributor") provides that in consideration for the services provided by the Distributor and the payment by the Distributor of substantially all of the Fund's expenses previously paid by the Fund directly, including but not limited to brokerage commissions, charges for custody, fund accounting, transfer agency, administration, registration, printing, legal counsel, independent accountants, shareholder and trustee meeting expenses and insurance (but excluding the Investment Adviser's fees, the fees paid to the disinterested Trustees, certain transaction costs, interest, taxes and extraordinary expenses), the Distributor will receive a fee based on average daily net assets. The Distributor will pay for any distribution-related expenses out of its own sources, including legitimate profits from the administrative services fee received from the Fund.

                             SHAREHOLDER INFORMATION

Pricing of Fund Shares

The offering price of each Fund share is the net asset value ("NAV") per share next determined after your application is received by Chase Global Funds Services Company. The NAV per share is calculated as follows:

               NAV = Total Assets Less Liabilities
                     -----------------------------
                     Number of Shares Outstanding

The Fund will determine NAV of its shares on any day the New York Stock Exchange is open for business exclusive of national holidays.

Purchase of Fund Shares

You pay no sales charges or commissions when you purchase Fund shares. No share certificates will be issued unless requested in writing. Subscriptions are subject to acceptance by the Fund and are not binding until accepted. The Fund reserves the right, in its sole discretion, to reject any subscription for shares of the Fund.

Tax-Sheltered Retirement Plans

The Fund makes available Keogh and IRA Plans, including IRA's set up and under a Simplified Employee Pension Plan ("SEP-IRAs") and IRA "Rollover Accounts." Please call the Fund to obtain further information and forms to purchase shares in conjunction with tax-sheltered retirement plans. You should consult a tax advisor regarding the tax consequences of adopting such plans.

Minimum Initial Investments.

        o   Non-Retirement Accounts                           $5,000
        o   Retirement Accounts: IRA and Keogh                $2,000

The Fund may reduce or waive the minimum investment requirements in some cases. There is no minimum for additional investments.

By Mail. You may purchase shares of the Fund by sending a completed application (included with this Prospectus or obtainable from the Fund) and check payable to "Gintel Group" to:

        Gintel Group
        c/o Chase Global Funds Services Company
        P.O. Box 2798
        Boston, MA 02208-2798

Applications sent to the Fund will be forwarded to Chase Global Funds Services Company and will not be effective until received by Chase Global Funds Services Company. Chase Global Funds Services Company will charge you $25.00 for each returned check for insufficient funds.

For IRA and Keogh subscriptions, please contact the Fund for special forms.

By Exchange. You may exchange shares of the Fund for shares of any other fund with which the Fund has an exchange arrangement.

        o The new account must be established with the same name(s), address, and tax identification number as the other account and must meet that fund's minimum initial investment.

        o You may execute a purchase by exchange by mail or telephone, but must comply with the purchase and redemption procedures set forth in this Prospectus.

        o Neither Chase Global Funds Services Company nor the Fund will be liable for acting upon your instructions, regardless of the authority or absence thereof of the person giving the instructions, or for any loss, expense, or cost arising out of any exchange by telephone, whether or not properly authorized and directed. You will bear the risk of loss.

        o You should verify the accuracy of telephone transactions immediately after you receive your confirmation statement.

By Wire. To purchase by wire, call Chase Global Funds Services Company at (800) 344-3092 for instructions and wire control number. You must then wire Federal funds and registration instructions to:

        Chase Manhattan Bank N.A.
        ABA #021000021
        Gintel Group
        DDA #910-2-732980
        For Further Credit to:
        Gintel Fund Account Registration
           [including account name, number and control number]

By Automatic Investment Plan. You may purchase shares on a regular basis, (the first, the fifteenth, or the first and fifteenth of each month), by automatically transferring a specified dollar amount ($100 minimum) from your regular checking or NOW account to your specified Gintel Group Account. Please contact the Fund to obtain special forms required for this automatic investment plan.

Through Securities Dealers. You may also purchase shares of the Fund through registered securities dealers who have entered into selected dealer agreements with the Distributor. A dealer who agrees to process an order on your behalf may charge you a fee for this service.

Confirmed  purchases  will be  done  only at the  discretion  of the  Investment
Adviser.

Redemption of Fund Shares

The redemption value of Fund shares is the NAV per share next determined after the redemption request is received. There is no assurance that the NAV on redemption will be greater than the NAV that you paid on purchase. Confirmed redemptions will be done only at the discretion of the Investment Adviser.

By Mail. You may redeem shares of the Fund by sending a written redemption request to:

        Gintel Group
        c/o Chase Global Funds Services Company
        P.O. Box 2798
        Boston, MA 02208-2798

Any written request sent to the Fund will be forwarded to Chase Global Funds Services Company and the effective date of the redemption request will be when the request is received by Chase Global Funds Services Company.

Your request must include the following:

    o The Fund name, the account number, and the number of shares or the dollar amount to be redeemed and signed by all registered owners exactly as their names appear on the account.

    o Signatures must be guaranteed by an eligible guarantor institution. Please contact the

               Transfer Agent at (800) 344-3092 for information about obtaining a signature guarantee. A notarization and acknowledgement by a notary public is not an acceptable signature guarantee.

    o Other supporting legal documents, if required, in the case of estates, trusts, guardianships, corporations, pension and profit sharing plans and other organizations. You should contact Chase Global Funds Services Company at (800) 344-3092 for further information on the specific documentation required.

    o If you were issued share certificates, you must endorse the certificates and include them in the redemption request.

The Fund will pay you for redeemed shares as soon as practicable, but in no event later than 7 business days after receipt of redemption notification. The Fund will pay by check, unless you arrange for the redemption proceeds to be sent by Federal fund wire to a designated bank account. There is a wire charge (currently $8.00 per wire) for redemption by wire. The wire charge will be deducted from the account. Please contact Chase Global Funds Services Company at
(800) 344-3092 to obtain further information on this service and the related charges.

By Telephone. If you authorized telephone redemptions in the application you may redeem shares by telephone instructions to Chase Global Funds Services Company.

    o Chase Global Funds Services Company will wire the redemption proceeds to the bank and bank account number specified in the application or mail the proceeds to the address of record.

    o          Redemptions of less than $1,000 will be mailed.

    o Redemptions by wire will be charged a wire fee (currently $8.00 per wire) which will be deducted from the account. Any change in the bank account specified in the application must be made in writing with a signature guarantee as described above for redemptions by mail.

    o Neither Chase Global Funds Services Company nor the Fund will be liable for acting upon such instructions, regardless of the authority or absence thereof of the person giving the instructions, or for any loss, expense, or cost arising out of any redemptions by telephone, whether or not properly authorized and directed.

Automatic Redemptions. You may establish a Systematic Withdrawal Plan if you own shares of the Fund with a value of $10,000 or more. You may request a declining balance withdrawal, a fixed dollar withdrawal, a fixed share withdrawal, or a fixed percentage withdrawal (based on the current value of the account) on a monthly, quarterly, semi-annual or annual basis. When you reach age 59 1/2 and begin to receive distributions from an IRA or other retirement plan invested in the Fund, you can arrange to have regular monthly or quarterly redemptions made under the Systematic Withdrawal Plan. In this case it is not necessary for the account value to be $10,000 or more. Please contact the Fund to obtain further information on establishing a Systematic Withdrawal Plan.

Through Securities Dealers. You may also redeem shares of the Fund through registered securities dealers who have entered into selected dealer agreements with the Distributor. A dealer who agrees to process an order on your behalf may charge you a fee for this service.

Redemption Issues

    o Redemption Fee. There is a redemption fee of 3.0% of the value of the shares being redeemed from the Fund if the shares are redeemed within 45 days of purchase.

    o Small Accounts. With the exception of IRA or Keogh accounts, the Fund reserves the right to close accounts that have dropped below $5,000 in value for a period of three months or longer other than as a result of a decline in the NAV per share. You will be given 60 days' prior notice of this redemption. During that period you may purchase additional shares to avoid the redemption. However, the Fund does not presently contemplate making such redemptions.

Suspension of Redemptions

 The Fund may suspend at any time redemption of shares or payment when:

    o   the New York Stock Exchange is closed;
    o   trading on the New York Stock Exchange is restricted; or
    o an emergency exists which makes it impractical to either dispose of securities or make a fair determination of NAV.

Dividends and Distributions

Your ordinary income dividends and capital gains distributions will be automatically reinvested at NAV. You may choose to have dividends and distributions paid to you in cash by notifying Chase Global Funds Services Company in writing at least 30 days before the record date.

Tax Matters

The Fund intends to continue to qualify as a regulated investment company, which means that it pays no federal income tax on the earnings or capital gains it distributes to its shareholders. We provide this tax information for your general information. You should consult your own tax adviser about the tax consequences of investing in the Fund.

    o Ordinary dividends from the Fund are taxable as ordinary income and dividends from the Fund's long-term capital gains are taxable as capital gain.

    o Dividends are treated in the same manner for federal income tax purposes whether you receive them in the form of cash or additional shares. They may also be subject to state and local taxes.

    o Certain dividends paid to you in January will be taxable as if they had been paid the previous December.

    o We will mail you tax statements every January showing the amounts and tax status of the distributions you received.

    o When you sell (redeem) or exchange shares of a Fund, you must recognize any gain or loss.

    o Because your tax treatment depends on your purchase price and tax position, you should keep your regular account statements for use in determining your tax.

    o You should review the more detailed discussion of federal income tax considerations in the Statement of Additional Information.

                              FINANCIAL HIGHLIGHTS

This financial highlights table is intended to help you understand the Fund's financial performance for the past 5 years. Certain information reflects financial results for a single share of the Fund. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund assuming reinvestment of all dividends and distributions. Richard A. Eisner & Company, LLP has audited this information. Richard A. Eisner & Company LLP's report along with further detail on the Fund's financial statements are included in the Annual Report which is available upon request.

For a capital share outstanding throughout the period


                                                        Year Ended December 31,
                                       -------------------------------------------------------
                                         1998        1997        1996        1995        1994
                                       ----------  ---------- ---------- ---------- ----------

Net asset value, beginning of period   $  21.78      $  18.10    $  15.37    $  12.46    $  15.11
                                       --------      --------    --------    --------    --------

Income (loss) from investment operations:
  Net investment income                     .12           .12         .37        (.01)        .04
  Net gains or losses on securities       (2.71)         5.13        4.40        3.86       (2.53)
                                       --------      --------    --------    --------    --------

Total from investment income (loss)       (2.59)         5.25        4.77        3.85       (2.49)
                                       --------      --------    --------    --------    --------

Less distributions:
  Dividends from net investment income      .11           .15         .35         .01         .04
  Distributions from capital gains         2.90          1.42        1.69         .93         .12
                                       --------      --------    --------    --------    --------

Total distributions                        3.01          1.57        2.04         .94         .16
                                       --------      --------    --------    --------    --------

Net asset value, end of period           $16.18       $ 21.78    $  18.10    $  15.37    $  12.46
                                       ========      ========    ========    ========    ========

Total Return                             -11.00%        29.20%      31.00%      31.00%     -16.50%
Ratio/supplemental data:
  Net assets, end of period
     (in thousands)                    $144,419      $180,724    $147,906     $96,739     $88,277
  Ratio of expenses to average
     net assets                            1.70%*        1.80%*      1.80%*      2.30%*      2.40%*
  Ratio of net income to average
     net assets                            0.60%         0.80%       2.20%       (.10%)       .30%


----------------
* The Fund's expense ratio for 1994-1995 includes brokerage commissions on portfolio transactions paid for under the Fund's Administrative Services fee and, therefore, may appear higher than those of other mutual funds. Other mutual funds do not include brokerage commissions in their operating expenses, but instead add them to the cost of securities purchased or deduct them from the proceeds of securities sold. Beginning in 1996 the Fund changed its accounting presentation to extract imputed brokerage commissions from its expense ratio in order to make it easier to compare the Fund to other funds which do not have a similar fee structure. Based upon the imputed brokerage commission calculation, the average commission rate paid for the years ended December 31, 1998, 1997 and 1996 was $.0658, $.0845 and $.0771 per share, respectively.

                                   GINTEL FUND
                             6 Greenwich Office Park
                          Greenwich, Connecticut 06831
                                 (800) 243-5808
                                 (203) 622-6400

                               Investment Adviser
                          Gintel Asset Management, Inc.
                             6 Greenwich Office Park
                          Greenwich, Connecticut 06831

                                   Distributor
                                  Gintel & Co.
                             6 Greenwich Office Park
                          Greenwich, Connecticut 06831

                 Custodian/Transfer Agent/Dividend Paying Agent
                           Chase Manhattan Bank, N.A.
                            3 Chase MetroTech Center
                            Brooklyn, New York 11245

                                  Legal Counsel
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022

                              Independent Auditors
                        Richard A. Eisner & Company, LLP
                               575 Madison Avenue
                            New York, New York 10022

Statement of Additional Information. The Statement of Additional Information provides a more complete discussion about the Fund and is incorporated by reference into this prospectus, which means that it is considered a part of this prospectus.

Annual, Semi-Annual and Quarterly Reports. The annual, semi-annual and quarterly reports to shareholders contain additional information about the Fund's investments, including a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

To Review or Obtain this Information. The Statement of Additional Information and annual and semi-annual reports are available without charge upon your request by calling the Fund at (800) 243-5808 or (203) 622-6400. This information may be reviewed at the Public Reference Room of the Securities and Exchange Commission or by visiting the SEC's World Wide Web site at http:// www.sec.gov. In addition, this information may be obtained for a fee by writing or calling the Public Reference Room of the Securities and Exchange Commission, Washington, D.C. 20549-6009, telephone (800) SEC-0330.

Investment Company Act File No. 811-03115.

                       Statement of Additional Information
                                 _________, 1999



                                   GINTEL FUND



        This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with Gintel Fund's current Prospectus (the "Prospectus"), which is dated ______, 1999. This SAI is incorporated by reference in its entirety into the Prospectus. A copy of the Prospectus may be obtained by writing Gintel Asset Management, Inc. (the "Investment Advisor") at 6 Greenwich Office Park, Greenwich, CT 06831 or calling (800) 243-5808 or (203) 622-6400.



                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

General Information..........................................................................2
Investment Objective and Policy..............................................................2
Investment Restrictions......................................................................2
Management...................................................................................4
Investment Advisor and Investment Advisory Agreement.........................................7
Code of Ethics...............................................................................8
Administrative Services Agreement............................................................8
Portfolio Transactions and Brokerage........................................................10
Allocation of Investments...................................................................11
Computation of Net Asset Value..............................................................11
Tax Matters.................................................................................12
Performance Information.....................................................................18
Shareholder Reports.........................................................................19
Financial Statements........................................................................19
Organization and Description of Shares of the Fund..........................................19
Custodian, Transfer Agent and Dividend Paying Agent.........................................20
Counsel and Auditors........................................................................20


                               GENERAL INFORMATION

        Gintel Fund (the "Fund") is an open-end, non-diversified management investment company. Much of the information contained in this SAI expands on subjects discussed in the Prospectus. No investment in shares of the Fund should be made without first reading the Prospectus.

                         INVESTMENT OBJECTIVE AND POLICY

        The following information supplements, and should be read in conjunction with, the section in the Prospectus entitled "Investment Objective, Principal Strategies and Related Risks."

        The Fund's investment objective is capital appreciation. The Fund will invest primarily in equity securities (common stocks or securities convertible into common stock of U.S. companies). The Fund may also invest in investment-grade corporate debt securities which are considered to be those rated Baa-3 or higher by Moody's Investor Services, Inc. or BBB- or higher by Standard & Poor's Corporation. Securities rated Baa-3 or BBB- are considered to have speculative characteristics. The Fund will not invest in securities that the Investment Advisor determines to be of poor quality, although it may invest in unrated securities if the Investment Advisor determines that such securities present attractive investment opportunities and are of comparable quality to the other debt securities in which the Fund may invest.

        Unlike the investment objective and the investment restrictions set forth below (see "Investment Restrictions"), which may not be changed without shareholder approval, the Fund has the right to modify the investment policies described above without shareholder approval. However, the Fund does not presently contemplate making any such modifications.

                             INVESTMENT RESTRICTIONS

               The Fund has the following restrictions:

                      (1) with respect to 50% of its assets, the Fund may not invest more than 5% of its total assets, at market value, in the securities of one issuer (except the securities of the United States Government) and may not purchase 10% of the outstanding voting securities of a single issuer.

                      (2) with respect to the other 50% of its assets, the Fund may not invest more than 25% of the market value of its total assets in a single issuer.

        These two restrictions, hypothetically, could give rise to a portfolio with as few as twelve issuers. To the extent that the Fund's assets are invested in a smaller number of issuers, there may be a greater risk in an investment in the Fund than in a diversified investment company.

        In addition, the Fund will not:

                      (1) borrow money except that the Fund may, from time to time, borrow money to the maximum extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act") from banks at prevailing interest rates and invest the funds in additional securities. The Fund's borrowings are limited so that immediately after such borrowings the value of assets (including borrowings) less liabilities (not including borrowings) is at least three times the amount of the borrowings. Should the Fund, for any reason, have borrowings that do not meet the above test then, within three business days, the Fund must reduce such borrowings so as to meet the necessary test. Under such a circumstance, the Fund may have to liquidate portfolio securities at a time when it is disadvantageous to do so. Gains made with additional funds borrowed will generally cause the net asset value of the Fund's shares to rise faster than could be the case without borrowings. Conversely, if investment results fail to cover the cost of borrowings, the net asset value of the Fund could decrease faster than if there had been no borrowings.

                      (2) make loans of money or securities other than (i) through the purchase of securities in accordance with the Fund's investment objectives, and (ii) by lending portfolio securities in an amount not to exceed 10% of the Fund's total assets.

                      (3)  buy  or  sell   commodities   or  commodity   futures
contracts.

                      (4) underwrite securities.

                      (5) make short sales, except short sales made "against the box" to defer recognition of taxable gains or losses and in special arbitrage situations.

                      (6) invest for the purpose of exercising control or management.

                      (7) invest more than 5% of its total assets in the securities of other investment companies or purchase more than 3% of any other investment company's securities. /1/

                      (8) invest in restricted securities (securities that must be registered under the Securities Act of 1933, as amended, before they may be offered and sold to the public).

                      (9) participate in a joint investment account.

                      (10) issue senior securities.

        These investment restrictions may not be changed without approval by a vote of a majority of the Fund's outstanding voting securities. Under the 1940 Act, such approval requires the affirmative vote, at a meeting of shareholders of the lesser of (a) more than 50% of the


-------------------------------------
       /1/ To the extent the Fund invests in other investment companies, duplicate fees may be incurred.

Fund's outstanding shares, or (b) at least 67% of shares present or represented at the meeting, provided that the holders of more than 50% of the Fund's outstanding shares are present in person or represented by proxy.

        If a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in values or assets will not constitute a violation of that restriction.

        While not fundamental policies, the Fund undertakes to comply with the following investment restrictions:

               (a) investments which are not readily marketable are limited to 15% of the Fund's average net assets at the time of purchase;

               (b)    the Fund may not purchase securities on margin;

               (c) the Fund may loan portfolio securities if collateral values are continuously maintained at no less than 100% by "marking to market" daily and the practice is fair, just and equitable as determined by a finding that adequate provision has been made for margin calls, termination of the loan, reasonable servicing fees (including finder's fees), voting rights and dividend rights; and

               (d) the Fund will not purchase or sell real property (including limited partnership interests, but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest in real estate).

                                   MANAGEMENT

        Responsibility for management of the Fund is vested in the Board of Trustees. The Board approves all significant agreements between the Fund and all persons or companies that furnish services to the Fund, including the Investment Advisory Agreement and Administrative Services Agreement. The Trustees elect the Officers of the Fund to supervise actively the day to day operations of the Fund. The Trustees and Officers of the Fund and their principal occupations for the past five years are listed below. Unless otherwise indicated the address of each Trustee and Executive Officer is 6 Greenwich Office Park, Greenwich, CT 06831:

Trustees and Officers


        Name, Address and Age                       Position                   Principal Occupation
        ---------------------                       --------                   --------------------

       Robert M. Gintel (71)*   Chairman of the Board, Chief    Chairman and Chief Executive Officer of
                                Executive Officer, and Trustee  Gintel Asset Management, Inc. since
                                                                1971; Senior Partner of Gintel & Co.
                                                                Limited Partnership, a member firm of
                                                                the New York Stock Exchange, Inc. and
                                                                an associate member firm of the
                                                                American Stock Exchange, Inc. since
                                                                June 1969; Vice Chairman and Director
                                                                of XTRA Corporation (intermodal
                                                                equipment leasing); Chairman of the
                                                                Board, Chief Executive Officer and
                                                                Trustee of the Fund since November
                                                                1980.

        Thomas H. Lenagh (79)                        Trustee    Financial Consultant; formerly Chairman
        Brookside Drive                                         and  Trustee, Chief Executive Officer of
        Westport, CT  06880                                     Greiner Engineering Co. (consulting
                                                                engineers); financial advisor to various
                                                                institutions since January 1980; special
                                                                advisor to the Aspen Institute (research
                                                                institute) from September 1979 until
                                                                September 1980 and Financial Vice President
                                                                of the Aspen  Institute  from  September
                                                                1978 until  September  1979;  previously
                                                                Treasurer and  financial  advisor to the
                                                                Ford  Foundation and director of Cluster
                                                                B   registered    investment   companies
                                                                managed   by   Merrill    Lynch    Asset
                                                                Management,  Inc.; and director of Adams
                                                                Express   Co.   (closed-end   investment
                                                                company),  USLife Corp.,  ICN Biomedics,
                                                                Inc.,   SCI  Systems,   Inc.   (computer
                                                                peripherals),   Irvine   Sensors   Corp.
                                                                (infrared sensing device  manufacturer),
                                                                CML   Inc.,    (specialty    retailing),
                                                                Clemente  Global  (investment  company),
                                                                and    Rexhall,    Inc.    (motor   home
                                                                manufacturer); Trustee of the Fund since
                                                                December 1980.


                                      - 5 -





     Francis J. Palamara (73)                        Trustee    Business Consultant; previously Director
     3110 E. Maryland Avenue                                    and Executive President of ARA Services,
     Phoenix, AZ  85064                                         Inc. (provides various services for
                                                                industry, institutions and government);
                                                                formerly director and Executive Vice
                                                                president of the Pittston Company
                                                                (holding company for coal and other
                                                                interests); from 1972 until 1978,
                                                                Executive Vice President and Chief
                                                                Operating Officer of the New York Stock
                                                                Exchange, Inc.; director of XTRA
                                                                Corporation (intermodal equipment
                                                                leasing) and Glenmede Fund (a regulated
                                                                investment company); Trustee of the
                                                                Fund January 1981.

     Russel R. Taylor (81)                           Trustee    Associate Professor of Management,
     31 Indian Point Lane                                       College of New Rochelle, since 1977;
     Riverside, CT  06878                                       founder and Director of Russel Taylor,
                                                                Inc. since 1963; Trustee of the Fund since
                                                                December 1985.

     Stephen G. Stavrides (52)*                      Trustee    Director, President and Treasurer of
                                                                Gintel Asset Management, Inc.; General
                                                                Partner of Gintel & Co. Limited
                                                                Partnership; President and Treasurer of
                                                                the Fund; previously Corporate
                                                                Administrator of Poten & Partners, Inc.
                                                                (an energy and ocean transportation
                                                                brokerage and consulting firm); from
                                                                1972-1980, Vice President of various
                                                                groups in the D. K. Ludwig organization;
                                                                and Director of Home Savings in Houston
                                                                from 1978-1980; Trustee of the Fund
                                                                since December 1981.

     Donna K. Grippe (42)                  Secretary and        Secretary and Assistant Treasurer;
                                         Assistant Treasurer    previously, Manager of the Fund
                                                                Accounting for  American Investors
                                                                Fund, Inc., American Investors Income
                                                                Fund, Inc., and American  Investors
                                                                Money Market Fund, Inc.


--------------
*Interested person as defined in the 1940 Act.

        On February 28, 1999, Robert M. Gintel and his family, Trustees of the Fund and employees of the Investment Advisor and Gintel & Co. owned directly or beneficially 2,240,441 shares with a market value of $40,808,639 representing 27.9% of the Fund's outstanding shares.

        As of February 28, 1999, Trustees and Officers as a group beneficially owned 1,723,831 shares of the Fund's common stock which represented 19.9% of the Fund's outstanding shares.

Remuneration of Trustees

        Each Trustee who is not an "interested person" of the Fund receives an annual fee of $16,500 plus expenses from the Fund for each meeting of the Board and of shareholders which he attends. The Chairman of the Audit Committee receives an additional annual fee of $2,500.

        Set forth below is information regarding compensation paid the period from January 1, 1998 through December 31, 1998:


                                                            Pension or
                                                            Retirement
                                            Aggregate        Benefits      Estimated
                                           Compensation       Accrued        Annual          Total
                                               from         as Part of      Benefits      Compensation
                                              Gintel           Fund           Upon            from
           Name and Position                   Fund          Expenses      Retirement     Gintel Fund
           -----------------                   ----          --------      ----------     -----------

Robert M. Gintel (Trustee, Chairman &          -0-              $ 0           $ 0             -0-
C.E.O.)

Thomas H. Lenagh (Trustee)                   $16,500            $ 0           $ 0           $16,500

Francis J. Palamara (Trustee & Chairman      $19,000            $ 0           $ 0           $19,000
of Audit Committee)

Stephen G. Stavrides (Trustee & President)     -0-              $ 0           $ 0             -0-

Russel R. Taylor (Trustee)                   $16,500            $ 0           $ 0           $16,500


                             INVESTMENT ADVISOR AND
                          INVESTMENT ADVISORY AGREEMENT

        The Fund and Gintel Asset Management, Inc. (the "Investment Advisor") entered into an investment advisory agreement (the "Advisory Agreement") on September 6, 1986. Robert M. Gintel owns all the outstanding shares of the Investment Advisor.

        Under the Advisory Agreement, the Fund pays all of its expenses, including the costs incurred in connection with its maintenance of its registration under the Securities Act of 1933, as amended, and the 1940 Act, printing and mailing prospectuses to shareholders, transfer taxes on the sales of portfolio securities, brokerage commissions, custodial and shareholder transfer charges, legal and auditing expenses, preparation of shareholder reports, trustees' fees and expenses, and expenses of trustee and shareholder meetings.

        The Advisory Agreement may be terminated without penalty on 60 days' written notice by a vote of the majority of the Fund's Board of Trustees or by the Investment Advisor, or by holders or a majority of the Fund's outstanding shares. The Advisory Agreement was initially approved by the Fund's Board of Trustees on September 6, 1986 including the affirmative vote of a majority of the trustees who were not parties to the Advisory Agreement nor interested persons of any such party, and by the sole shareholder of the Fund on September 6, 1986. The Advisory Agreement continues from year-to-year provided it is approved at least annually, in the manner stipulated in the 1940 Act. This requires that the Advisory Agreement and any renewal be approved by a vote of the majority of the Fund's Trustees who are not parties thereto or interested persons of any such party, cast in person at a meeting specifically called for the purpose of voting on such approval.

        For the fiscal years ended December 31, 1998, 1997 and 1996, the Fund paid fees to the Investment Advisor of $1,625,557, $1,616,405 and $1,147,450, respectively.

                                 CODE OF ETHICS

        The Codes of Ethics of the Fund and the Investment Advisor prohibit all affiliated personnel from engaging in personal investment activities which compete with or attempt to take advantage of the Fund's planned portfolio transactions. The objective of the Codes of Ethics of both the Investment Advisor and the Fund is that their operations are not to the detriment of the Fund's shareholders. Both organizations maintain careful monitoring of compliance with the Codes of Ethics.

                        ADMINISTRATIVE SERVICES AGREEMENT

        The Administrative Services Agreement (the "Services Agreement") dated August 24, 1992, provides that in consideration for the services to be provided by Gintel & Co. (the "Distributor") and the payment by the Distributor of substantially all of the Fund's expenses currently paid by the Fund directly (except the Investment Advisor's fees, the fees paid to the disinterested Trustees, certain transaction costs and expenses, interest, taxes and extraordinary expenses) the Distributor will receive a fee calculated daily and paid monthly in arrears based on average daily net assets during the preceding month at an annual rate of 1.25% of the first $50 million of the average daily net assets of the Fund; 1.125% of next $50 million of average daily net assets; and 1.0% of the average daily net assets in excess of $100 million. The Fund's administrative services fee is higher than that of most other funds which have an administrator; however, most other funds bear certain of their own expenses that will be borne by the Distributor on behalf of the Fund.

        The Services Agreement also permits the Distributor, at its sole discretion, to use a portion of its fee, in an amount not to exceed 0.25% of the Fund's average daily net assets, to compensate itself as well as certain other registered broker-dealers or financial institutions for certain shareholder servicing activities. Therefore, the Services Agreement provides that the Distributor may, from time to time, pay a shareholder servicing fee to certain registered brokers, including itself for services provided in connection with the processing of orders for purchase or redemption of the Fund's shares and certain other persons or entities for furnishing services to specific shareholder accounts. In addition, the Distributor may use income from sources other than its fee to compensate persons for distribution and shareholder servicing or to pay for other distribution-related expenses.

        Pursuant to the terms of the Services Agreement, the Distributor will furnish, without cost to the Fund, offices and office services for the Fund, the services of the President, Secretary, Treasurer and one or more Vice Presidents of the Fund, and such other personnel and facilities as are required for the proper conduct of the Fund's affairs and to carry out their obligations under the Services Agreement. In addition, the Distributor shall be responsible for all brokerage commissions in connection with the purchase or sale of the Fund's portfolio securities (excluding applicable transaction costs such as Securities and Exchange Commission fees, exchange fees and certain sales and transfer taxes which will be paid by the Fund). However, brokerage commissions paid on trades executed through non-affiliated brokers will continue to be paid by the Fund and credited against the administrative services fee to be paid to the Distributor. The Distributor or the Investment Advisor will pay for all expenses incurred regarding the printing and distribution of prospectuses and any other promotional or sales literature used by the Distributor or the Investment Advisor or furnished by the Distributor or the Investment Advisor to purchasers in connection with the public offering of the Fund's shares, the expenses of advertising in connection with such public offering and legal expenses in connection with the foregoing.

        Except as set forth below, the Distributor shall pay all expenses of the Fund, including, without limitations: the charges and expenses of any registrar, custodian, sub-custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; all fees payable by the Fund to federal, state or other governmental agencies; the costs and expenses of engraving or printing stock certificates, if any, representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing and legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's shareholders and to potential shareholders of the Fund; all expenses of shareholders' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; routine fees and expenses of legal counsel and of independent accountants, in connection with any matter relating to the Fund; postage; insurance premiums on property or personnel (including officers and trustees) of the Fund which inure to its benefit; and all other charges and costs of the Fund's operations unless otherwise explicitly assumed by the Fund. The Fund is responsible for the payment of the following expenses not borne by the
Distributor: (i) the investment advisory fees paid to the Investment Advisor pursuant to the Advisory Agreement with the Fund, (ii) the fees of the Trustees who are not "interested persons" of the Fund, as defined by the 1940 Act, and travel and related expenses of trustees for attendance at trustee and shareholder meetings, (iii) certain transaction costs and expenses such as regulatory agency fees and certain sales and transfer taxes, (iv) interest, (v) taxes and (vi) extraordinary expenses, if any, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto. Expenses which are attributable to the Fund are charged against the income of the Fund in determining net income for dividend purposes.

        For the fiscal years ended  December 31, 1998,  1997 and 1996,  the Fund
paid  fees  to  the  Distributor  of  $1,813,057,   $1,803,905  and  $1,318,188,
respectively.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

        Subject to the supervision of the Board of Trustees, decisions to buy and sell securities for the Fund are made by the Investment Advisor. The Board of Trustees has authorized the Fund to use Gintel & Co. Limited Partnership ("Gintel & Co."), on an agency basis, to supervise and to effect a substantial amount of the portfolio transactions which are executed on the New York and American Stock Exchanges, Foreign or Regional Exchanges where relevant, or which are traded in the over-the-counter market. All such transactions will be subject to the maximum discount which is presently extended by Gintel & Co. to the other investment companies advised by the Investment Advisor and other unaffiliated accounts of the Investment Advisor. Any profits resulting from brokerage commissions earned by Gintel & Co. as a result of Fund transactions will accrue to the benefit of the General Partners of Gintel & Co., several of whom are officers of the Investment Advisor. The Advisory Agreement does not provide for any reduction in the investment advisory fee as a result of profits resulting from brokerage commissions effected through Gintel & Co.

        The Board of Trustees has adopted certain procedures incorporating the standard of Rule 17e-1 issued by the Securities and Exchange Commission under the 1940 Act which requires that the commissions paid to Gintel & Co. must be "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time." The Rule and the procedures also contain review requirements and require the Investment Advisor to furnish reports to the Trustees and to maintain records in connection with such reviews.

        The Investment Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to such unaffiliated brokers who also provide research or statistical material, or other services to the Fund or the Investment Advisor for the Fund's use. Such allocation shall be in such amounts and proportions as the Investment Advisor shall determine and the Investment Advisor will report on said allocations regularly to the Board of Trustees indicating the unaffiliated brokers to whom such allocations have been made and the basis therefor. In addition, the Investment Advisor may consider sale of shares of the Fund as a factor in the selection of unaffiliated brokers to execute portfolio transactions for the Fund, subject to the requirements of best net price and most favorable execution.

        In selecting a broker to execute each particular transaction, the Investment Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker; the size and difficulty in executing the order; and the value of the expected contribution of the broker to the investment performance of the Fund on a continuing basis. Accordingly, the cost of the brokerage commissions on a transaction for the Fund may be greater than that available from other brokers if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Board of Trustees may determine, the Investment Advisor shall not be deemed to have acted unlawfully or to have breached any duty solely by reason of its having caused an unaffiliated broker that provides research services to the Investment Advisor for the Fund's use to be paid an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Investment Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the research service provided by such broker viewed in terms of either that particular transaction or the Investment Advisor's ongoing responsibilities with respect to the Fund. Under the Services Agreement, however, the Distributor and not the Fund pays all brokerage commissions on securities transactions.

                            ALLOCATION OF INVESTMENTS

        The Investment Advisor has other advisory clients which include investment companies and individuals, trusts, pension and profit sharing funds, some of which have similar investment objectives to the Fund. As such, there will be times when the Investment Advisor may recommend purchases and/or sales of the same portfolio securities for the Fund and its other clients. In such circumstances, it will be the policy of the Investment Advisor to allocate purchases and sales among the Fund and its other clients in a manner which the Investment Advisor deems equitable, taking into consideration such factors as size of account, concentration of holdings, investment objectives, tax status, cash availability, purchase cost, holding period and other pertinent factors relative to each account. Simultaneous transactions could adversely affect the ability of the Fund to obtain or dispose of the full amount of a security which it seeks to purchase or sell or the price at which such security can be purchased or sold.

                         COMPUTATION OF NET ASSET VALUE

        The Fund determines the net asset value of its shares at the close of the New York Stock Exchange (the "Exchange"), currently 4 p.m., on each day that the Exchange is open for business and on such other days as there is sufficient trading in the Fund's securities to affect materially its net asset value per share except for New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. Subscriptions to purchase shares of the Fund received prior to the close of trading on the Exchange, currently 4 p.m., are confirmed at the net asset value determined that day or on the business day next succeeding the date of receipt, if such orders are received after the close of trading. The net asset value per share is determined by dividing the market value of the Fund's securities as of the close of trading plus any cash or other assets (including dividends and accrued interest receivable) less all liabilities (including accrued expenses), by the number of shares outstanding. Portfolio securities are valued at the last sale price on the securities exchange or national securities market on which such securities primarily are traded. Securities are not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and asked prices. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by the Board of Trustees. Short-term obligations are valued at amortized costs. Expenses and fees, including the management fee, are accrued daily and taken into account for the purpose of determining the net asset value of the Fund shares.

        Generally, trading in non-U.S. securities, as well as corporate bonds, U.S. government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the Exchange. The values of such securities used in computing the net asset value of the shares of the Fund are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the Exchange. Occasionally, events affecting the value of securities and such exchange rates may occur between the times at which they are determined and the close of the Exchange, which will not be reflected in the computation of net asset value. If during such periods events occur which materially affect the value of such securities, the securities will be valued at their fair market value as determined in good faith by the trustees.

        For purposes of determining the net asset value per share of the Fund all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the mean between the bid and offer prices of such currencies against U.S. dollars quoted by any major bank.

                                   TAX MATTERS

        The following is only a summary of certain additional federal income tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning.

Qualification as Regulated Investment Company

        The Fund has elected to be taxed as a regulated investment company for federal income tax purposes under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (i.e., taxable interest, dividends and other taxable ordinary income, net of expenses) and capital gain net income (i.e., the excess of capital gains over capital losses) that it distributes to shareholders, provided that it distributes at least 90% of its investment company taxable income (i.e., net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year (the "Distribution Requirement"), and satisfies certain other requirements of the Code that are described below. Distributions by the Fund may during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains of the taxable year and will therefore satisfy the Distribution Requirement.

        In addition to satisfying the Distribution Requirement, a regulated investment company must: (1) derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "Income Requirement").

        In general, gain or loss recognized by the Fund on the disposition of an asset will be capital gain or loss. In addition, gain will be recognized as a result of certain constructive sales, including short sales "against the box." However, gain recognized on the disposition of a debt obligation (other than a municipal obligation) purchased by the Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount which accrued during the period of time the Fund held the debt obligation. In addition, under the rules of the Code Section 988, gain or loss recognized on the disposition of a debt obligation denominated in a foreign currency or an option with respect thereto (but only to the extent attributable to changes in foreign currency rates) and gain or loss recognized on the disposition of a foreign currency forward contract, futures contract, option or similar financial instrument, or of foreign currency itself, except for regulated futures contracts or non-equity options subject to Code Section 1256 (unless the Fund elects otherwise), will generally be treated as ordinary income or loss.

        In general, for purposes of determining whether capital gain or loss recognized by the Fund on the disposition of an asset is long-term or short-term, the holding period of the asset may be affected if (1) the asset is used to close a "short-sale" (which includes for certain purposes the acquisition of a put option) or is substantially identical to another asset so used, (2) the asset is otherwise held by the Fund as part of a "straddle" (which term generally excludes a situation where the asset is stock and the Fund grants a qualified covered call option (which, among other things, must not be deep-in-the-money) with respect thereto or (3) the asset is stock and the Fund grants an in-the-money qualified covered call option with respect thereto. In addition, the Fund may be required to defer the recognition of a loss on the disposition of an asset held as part of a straddle to the extent of any unrecognized gain on the offsetting position.

        Any gain recognized by the Fund on the lapse of, or any gain or loss recognized by the Fund from a closing transaction with respect to, an option written by the Fund will be treated as a short-term capital gain or loss.

        Treasury regulations permit a regulated investment company, in determining its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) for any taxable year, to elect (unless it has made a taxable year election for excise tax purposes as discussed below) to treat all or part of any net capital loss, any net long-term capital loss or any net foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year.

        In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to each of which the Fund has not invested more than 5% of the value of the Fund's total assets in securities of such issuer and does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.

        If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable as ordinary dividends to the extent of the Fund's current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

Excise Tax on Regulated Investment Companies

        A 4% non-deductible excise tax is imposed on a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (a "taxable year election")). The balance of such income must be distributed during the next calendar year. For the foregoing purpose, a regulated investment company is treated as having distributed any amount of which it is subject to income tax for any taxable year ending in such a calendar year.

        For purposes of this excise tax, a regulated  investment  company shall:
(1) reduce its capital gain net income (but not below its net capital gain) by the amount of any net ordinary loss for the calendar year; and (2) exclude foreign currency gains and losses incurred after October 31 of any year (or after the end of its taxable year if it has made a taxable year election) in determining the amount of ordinary taxable income for the current calendar year (and, instead, include such gains and losses in determining ordinary taxable income for the succeeding calendar year).

        The Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that the Fund may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

Fund Distributions

        The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year. Such distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes, but they will qualify for the 70% dividends-received deductions for corporations only to the extent discussed below.

        The Fund may either retain or distribute to shareholders its net capital gain for each taxable year. The Fund currently intends to distribute any such amounts. Net capital gain that is distributed and designated as a capital gain dividend will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired his shares. The Code provides, however, that under certain conditions only 50% (58% for alternative minimum tax purposes) of the capital gain recognized upon the Fund's disposition of domestic "small business" stock will be subject to tax.

        Conversely, if the Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will be required to report his pro rata share of such gain on his tax return as long-term capital gain, will receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.

        Ordinary income dividends paid by the Fund with respect to a taxable year will qualify for the 70% dividends-received deduction generally available to corporations (other than corporations, such as "S" corporations, which are not eligible for the deduction because of their special characteristics and other than for purposes of special taxes such as the accumulated earnings tax and the personal holding company tax) to the extent of the amount of qualifying dividends received by the Fund from domestic corporations for the taxable year. A dividend received by the Fund will not be treated as a qualifying dividend (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock), excluding for this purpose, under the rules of Code Section 246(c)(3) and (4):
(i) any day more than 45 days (or 90 days in the case of certain preferred stock) after the date on which the stock becomes ex-dividend and (ii) any period during which the Fund has an option to sell, is under a contractual obligation to sell, has made and not closed a short sale of, is the grantor of a deep-in-the-money or otherwise nonqualified option to buy, or has otherwise diminished its risk of loss by holding other positions with respect to, such (or substantially identical) stock; (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; or (3) to the extent the stock on which the dividend is paid is treated as debt-financed under the rules of Code Section 246A. Moreover, the dividends-received deduction for a corporate shareholder may be disallowed or reduced (i) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its share of the Fund or (ii) by application of Code Section 246(b) which in general limits the dividends-received deduction to 70% of the shareholder's taxable income (determined without regard to the dividends-received deduction and certain other items).

        Alternative minimum tax ("AMT"), imposed in addition to, but only to the extent it exceeds, the regular tax, is computed at a maximum marginal rate of 28% for noncorporate taxpayers and 20% for corporate taxpayers on the excess of the taxpayer's alternative minimum taxable income ("AMTI") over an exemption amount. For purposes of the corporate AMT, the corporate dividends received deduction is not itself an item of tax preference that must be added back to taxable income or is otherwise disallowed in determining a corporation's AMTI. However, a corporate shareholder will generally be required to take the full amount of any dividend received from the Fund into account (without a dividends-received deduction) in determining its adjusted current earnings, which are used in computing an additional corporate preference item (i.e., 75% of the excess of a corporate taxpayer's adjusted current earnings over its AMTI (determined without regard to this item and the AMT net operating loss deduction) includable in AMTI.

        Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of, or exemption from, taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested in various countries is not known.

        Distributions by the Fund which do not constitute ordinary income dividends or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in his shares; any excess will be treated as gain from the sale of his shares, as discussed below.

        Distributions by the Fund will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, if the net asset value at the time a shareholder purchases shares of the Fund reflects undistributed net investment income or recognized capital gain net income, or unrealized appreciation in the value of the assets of the Fund, distributions of such amounts will be taxable to the shareholder in the manner described above, although such distributions economically constitute a return of capital to the shareholder.

        Ordinarily, shareholders are required to take distributions by the Fund into account in the year in which the distributions are made. However, dividends declared in October, November or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been received by the shareholders (and made by the Fund) on December 31 of such a calendar year if such dividends are actually paid in January of the following year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year.

        The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has failed to provide a correct taxpayer identification number, (2) who is subject to backup withholding for failure properly to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is an "exempt recipient" (such as a corporation).

Sale or Redemption of Shares

        A shareholder will recognize gain or loss on the sale or redemption of shares of the Fund in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the sale or redemption. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of the Fund will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for longer than one year. Long-term capital gain recognized by an individual shareholder will be taxed at the lowest rates applicable to capital gains if the holder has held such shares for more than 18 months at the time of the sale. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on such shares. For this purpose, the special holdings period rules of Code Section 246(c)(3) and (4) generally will apply in determining the holding period of shares. Capital losses in any year are deductible only to the extent of capital gains plus, in the case of a noncorporate taxpayer, $3,000 of ordinary income.

Foreign Shareholders

        Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnerships ("foreign shareholder") depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder.

        If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to a foreign shareholder will be subject to U.S. withholding tax at the rate of 30% (or lower applicable treaty rate) upon the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of shares of the Fund, capital gain dividends and amounts retained by the Fund that are designated as undistributed capital gains.

        If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or corporations.

        In the case of foreign noncorporate shareholders, other than corporations, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

        The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Effect of Future Legislation; Local Tax Considerations

        The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the Treasury Regulations issued thereunder as in effect on the date of this SAI. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect.

        Rules of state and local taxation of ordinary income dividends and capital gain dividends from regulated investment companies may differ from the rules for U.S. federal income taxation described above. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in the Fund.

                             PERFORMANCE INFORMATION

        For the purposes of quoting and comparing the performance of the Fund to that of other mutual funds and to stock or other relevant indices in advertisements or in reports to shareholders, performance will be stated in terms of total return, rather than in terms of yield. Under the rules of the Securities and Exchange Commission, funds advertising performance must include total return quotes calculated according to the following formula:

                     P(1+T)n    =     ERV

                    Where:  P    =     a hypothetical initial payment of $1,000

                            T    =     average annual total return

                            n    =     number of years (1, 5 or 10)

                          ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5, 10 year periods (or fractional portion thereof).

        Under the foregoing formula the time periods used in advertising will be based on rolling calendar quarters, updated to the last day of the most recent quarter prior to submission of the advertising for publication, and will cover one, five, and ten year periods or a shorter period dating from the effectiveness of the Fund's registration statement. Total return, or "T" in the formula above, is computed by finding the average annual compounded rates of return over the 1, 5 and 10 year periods (or fractional portion thereof) that would equate the initial amount invested to the Ending Redeemable Value.

        The total return of the Fund for the ten-year period December 31, 1988 through December 31, 1998 was as follows:

               o Ending Redeemable Value of initial $1,000 investment pursuant to Securities and Exchange Commission rules:
                      $2,804

        The total return of the Fund for the five-year period from December 31, 1993 through December 31, 1998 was as follows:

               o Ending Redeemable Value of initial $1,000 investment pursuant to Securities and Exchange Commission rules:
                      $1,650

        The total return of the Fund for the one-year period from December 31, 1997 through December 31, 1998 was as follows:

               o Ending Redeemable Value of initial $1,000 investment pursuant to Securities and Exchange Commission rules: $891

                               SHAREHOLDER REPORTS

        Shareholders will receive reports at least semi-annually showing the Fund's holdings and other information. In addition, shareholders will receive annual financial statements audited by Richard A. Eisner & Company, LLP, the Fund's independent auditors.

                              FINANCIAL STATEMENTS

        The Financial Statements for the year ended December 31, 1998, are hereby incorporated by reference from the Fund's 1998 Annual Report to Shareholders.

               ORGANIZATION AND DESCRIPTION OF SHARES OF THE FUND

        On September 6, 1986, the Fund reorganized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts and filed its Declaration of Trust filed July 29, 1986. Under the terms of the Massachusetts General Corporation Law, the Fund may indemnify any person who was or is a trustee, officer or employee of the Fund to the maximum extent permitted by the Massachusetts General Corporation Law; provided, however, that any such indemnification (unless ordered by a court) shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of such persons is proper in the circumstances. Such determination shall be made
(i) by the Board of Trustees, by a majority vote of a quorum which consists of trustees who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding, or (ii) if the required quorum is not obtainable or if a quorum of such trustees so directs by independent legal counsel in a written opinion. No indemnification will be provided by the Fund to any trustee or officer of the Fund for any liability to the Fund or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        The Trustees are permitted to issue an unlimited number of shares of beneficial interest in the Fund in an unlimited number of series of shares. Each share has one vote and shares equally in dividends and distributions when and if declared by the Fund and in the Fund's net assets upon liquidation. All shares, declared by the Fund and in the Fund's net assets upon liquidation. All shares, when issued, are fully paid and nonassessable. There are no preemptive, conversion or exchange rights. Shares of the Fund do not have cumulative voting rights and, as such, holders of at least 50% of the shares voting for trustees can elect all trustees and the remaining shareholders would not be able to elect any trustees. The Board of Trustees may classify or reclassify any unissued shares of the Fund into shares of any series by setting or changing in any one or more respects, from time to time, prior to the issuance of such shares, the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications of such shares. Any such classification or reclassification will comply with the provisions of the 1940 Act.

        There will not normally be annual shareholder's meetings. The Fund, however, at its discretion, may continue to hold meetings of its shareholders to discuss portfolio management and shareholder relations but such meetings will not be subject to the rules and regulations of the securities laws with respect to proxy solicitation. The trustees will promptly call a shareholder's meeting to remove a trustee(s) when requested to do so in writing by record holders of not less than 10% of the Fund's outstanding shares.

               CUSTODIAN, TRANSFER AGENT AND DIVIDEND PAYING AGENT

        The transfer agent, dividend paying agent and custodian for all cash and securities of the Fund is Chase Manhattan Bank, N.A., 3 Chase MetroTech Center, Brooklyn, New York 11245.

                              COUNSEL AND AUDITORS

        Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022 is counsel to the Fund. Richard A. Eisner & Company, LLP, 575 Madison Avenue, New York, New York 10022 has been appointed independent auditors for the Fund. These firms provide similar services to the Investment Advisor and Gintel & Co.

                                            PART C

                                       OTHER INFORMATION

ITEM 23.            Exhibits
                    --------

Exhibit
Number              Description
------              -----------

(a)                 Form of Registrant's Declaration of Trust.**

(b)                 Form of Registrant's By-Laws.**

(c)                 Not Applicable.

(d)                 Form of Investment Advisory Agreement.**

(e)                 Form of Distribution Agreement.**

(f)                 Not Applicable.

(g)                 Custodian Agreement and Transfer Agency Agreement.*

(h)                 Forms of Retirement Plans.*

(i)                 Consent of Kramer Levin Naftalis & Frankel LLP.

(j)                 Consent of Richard A. Eisner & Company, LLP.

(k)                 Not Applicable.

(l)                 Not Applicable.

(m)                 Form of Rule 12b-1 Plan.**

(n)                 Financial Data Schedule.

(o)                 Not Applicable.
--------
*       Previously  filed with the Fund's  Pre-Effective  Amendment No. 2 on May
        20, 1981.
** Previously filed with the Fund's Post-Effective Amendment No. 12 on September 9, 1986.

ITEM 24.            Persons Controlled or under Common Control With Registrant
                    ----------------------------------------------------------

                    None.


ITEM 25.            Indemnification
                    ---------------

                    Reference is hereby made to Article V of the Registrant's Declaration Trust.

                    The Registrant and its officers are insured under a fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.


ITEM 26.            Business and Other Connections of Investment
                    Adviser
                    --------------------------------------------

                    See "Management of the Fund " in the Prospectus.


ITEM 27.            Principal Underwriter
                    ---------------------


Name and Principal                          Position and Offices with  Position and Offices
Business Address*                             Principal Underwriter       with Registrant
-----------------                           -------------------------  --------------------

Robert M. Gintel                             General Partner           Chairman, Trustee and
                                                                       President

Stephen Stavrides                            General Partner           Trustee, President and
                                                                       Treasurer

Ellen J. Gerstein                            General Partner           None

Debra Ginsburg                               General Partner           None

Edward F. Carroll                            General Partner           None

R. Baxter Brown                              General Partner           None


(c) Not Applicable.
--------
*  6 Greenwich Office Park, Greenwich, Connecticut 06831.

ITEM 28.            Location of Accounts and Records
                    --------------------------------

                    Gintel Asset Management, Inc., 6 Greenwich Office Park, Greenwich, Connecticut 06831 maintains physical possession of each such account, book or other document of the Registrant, except for those maintained by the Fund's Custodian, The Chase Manhattan Bank, 3 Chase Metrotech Center, Brooklyn, New York 11245


ITEM 29.            Management Services
                    -------------------

                    None.


ITEM 30.            Undertakings
                    ------------

                    The Fund undertakes that whenever ten or more shareholders of record of the Fund who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1 percent of the outstanding shares of the Fund, whichever is less, shall apply to the trustees of the Fund in writing, stating that they wish to communicate with the other shareholders with a view to obtaining signatures to a request for meeting pursuant to Section 16(c) of the Investment Company Act and accompanied by a form of communication and request which they wish to transmit, the Fund shall thereafter comply in all respects with the provisions of said Section 16(c) insofar as they relate to such shareholder communications.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this registration statement pursuant to Rule 485(a) under the Securities Act of 1933 and has duly caused this Amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich in the State of Connecticut on the 25th day of March, 1999.

                                            GINTEL FUND

                                            By:  /s/  Robert M. Gintel
                                                --------------------------------
                                                   Robert M. Gintel
                                                   Chairman of the Board


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                   Title                                 Date
----------                                   -----                                 ----

/s/ Robert M. Gintel                 Chief Executive Officer,                 March 25, 1999
-------------------------            Chairman of the Board
Robert M.Gintel                      and Trustee (Principal
                                     Executive Officer)


         *                           Trustee                                  March 25, 1999
-------------------------
Thomas H. Lenagh


         *                           Trustee                                  March 25, 1999
-------------------------
Francis J. Palamara


         *                           Trustee                                  March 25, 1999
-------------------------
Russel R. Taylor


/s/ Stephen G. Stavrides             Trustee, Vice President,                 March 25, 1999
--------------------------           Secretary and Treasurer
Stephen G. Stavrides                 (Principal Financial and
                                     Accounting Officer)




*By /s/ Susan Penry-Williams
    ------------------------
Susan  Penry-Williams  Attorney-in-Fact,
pursuant    to   powers   of    attorney
previously filed with the Securities and
Exchange Commission

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number         Description
------         -----------

Ex - 99.B10    -  Consent of Kramer Levin Naftalis & Frankel LLP

Ex - 99.B11    -  Consent of Richard A. Eisner & Company, LLP

Ex - 99.B27    -  Financial Data Schedule



                                       C-5